Exhibit 8

Bruce A. Rasmussen & Associates, LLC
ATTORNEYS AND COUNSELLORS AT LAW
2116 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55404
612.874.7071
FAX: 612.874.9793

May 11, 2012

Pavana Power Corporation
2000 Webber Street, #3113
Sarasota FL 34238

Re: Certain Federal Income Tax Matters

Gentlemen:

 We have acted as special counsel to Pavana Power Corporation, a corporation organized under the laws of Nevada  (the “Company”), in connection with a plan adopted by the Company’s parent, First National Energy Corporation (the “Parent”) to distribute, pro rata, to holders of the Parent’s common stock, the shares of the Company currently held by the Parent (the “Distribution”), all as more particularly described in a Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under registration number 333-177499. Unless otherwise defined, capitalized terms used in this opinion have the meanings assigned to them in the Registration Statement.

For purposes of this opinion, we have reviewed the Registration Statement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed with your consent that the Distribution will be completed in the manner set forth in the Registration Statement. In addition, in rendering this opinion, we have relied upon the representations set forth in the letter of representation from the Company to us dated April 18, 2012 (the “Representation Letter”). In rendering this opinion, we have also assumed that (i) the representations made in the Representation Letter are, and will be as of the date of the Distribution, true and complete, (ii) any representation set forth in the Representation Letter qualified by knowledge, intention, belief or any similar qualification are, and will be as of the date of the Distribution, true, correct and complete without such qualification, and (iii) the Representation Letter has been executed by appropriate and authorized officers of the Company.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, it is our opinion, under presently applicable United States Federal income tax law which may change prior to the date of the Distribution, that distribution of shares of the Company in the Distribution will qualify as tax-free to the Company, the Parent and the Parent stockholders for U.S. federal income tax purposes under Sections 355 and 368(a) and related provisions of the Code, but only to the extent that Parent stockholders are “United States Persons” as that term is defined in the Internal Revenue Code at Section §7701(a)(30), and no opinion is expressed as to the possible application of U.S. or foreign tax laws to Parent stockholders who are not “United States Persons”.

For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Representation Letter, the Registration Statement, or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representations that the information presented in the Representation Letter, the Registration Statement and the other documents provided, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Representation Letter may affect our conclusions set forth herein.

Our above opinion represents our best judgment under existing United States statutes, judicial decisions, administrative regulations, and Internal Revenue Service (“IRS”) interpretations and practice. However, our opinion has no binding effect on the IRS or the courts, and the IRS may challenge positions taken by the Company or the Parent that are based on this opinion. In addition, no assurance can be given that future legislative, judicial, administrative or regulatory changes, some of which may be applied retroactively, will not have a significant adverse effect on this opinion.

We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ BRUCE A. RASMUSSEN & ASSOCIATES, LLC